Exhibit 10.1

FIRST AMENDMENT TO

EQUITY DISTRIBUTION agreement

This FIRST AMENDMENT TO EQUITY DISTRIBUTION AGREEMENT (this “Amendment”) is entered into as of January 8, 2026, by and between IceCure Medical Ltd., a company formed under the laws of the State of Israel (the “Company”), and Maxim Group LLC (the “Agent”).

WHEREAS, the Company and the Agent entered into an Equity Distribution Agreement, dated January 13, 2025 (the “Agreement”), pursuant to which the Company may issue and sell, through the Agent, its ordinary shares;

WHEREAS, Section 8(c) of the Agreement provides that the Agreement will terminate on January 13, 2026; and

WHEREAS, the Company and the Agent wish to amend Section 8(c) of the Agreement to extend the term of the Agreement to March 13, 2026.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Agent hereby agree as follows:

1. Amendment to “Termination of this Agreement”. Section 8(c) of the Agreement is hereby amended and restated in its entirety as follows:

“(c) This Agreement shall remain in full force and effect until (and including) March 13, 2026, unless terminated pursuant to Section 8(a) or Section 8(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4(g), Section 6 and Section 7 shall remain in full force and effect. This Agreement shall terminate automatically upon the issuance and sale of Shares having an aggregate offering price equal to the amount set forth in the first paragraph of this Agreement, except as otherwise set forth herein, including without limitation, Section 4(g), Section 6 and this Section 8(c).”

2. No Further Amendment. Except as amended by this Amendment, the Agreement remains unaltered and shall remain in full force and effect.

3. Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Agreement.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by facsimile, electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, each of the Company and the Agent has caused this Amendment to be executed and delivered by its officer thereunto duly authorized as of the date first above indicated.

COMPANY

ICECURE MEDICAL LTD.

By:	/s/ Eyal Shamir
Name:	Eyal Shamir
Title:	Chief Executive Officer

AGENT

MAXIM GROUP LLC

By:	/s/ Ritesh Veera
Name:	Ritesh Veera
Title:	Co-Head of Investment Banking